                       THE RIVAL COMPANY AND SUBSIDIARIES             EXHIBIT 11
                               EARNINGS PER SHARE
                      (in thousands except per share data)



                                                           Three months ended          Six months ended
                                                        ---------------------     ---------------------
                                                        12/31/95     12/31/94     12/31/95     12/31/94
                                                        --------     --------     --------     --------
Net earnings                                              $7,456       $6,297      $12,549      $10,700
                                                          ======       ======      =======      =======

Primary Earnings Per Share
--------------------------

Weighted average common and common
  equivalent shares outstanding                            9,941        9,504        9,931        9,496
                                                          ======       ======      =======      =======

Earnings per common and common
  equivalent share                                        $ 0.75       $ 0.66      $  1.26      $  1.13
                                                          ======       ======      =======      =======

Share computation:
  Average common shares
    outstanding                                            9,725        9,285        9,721        9,284
  Average number of options
    outstanding                                              531          413          535          416
  Less treasury shares acquired
    with proceeds from exercise
    of options                                              (315)        (194)        (325)        (204)
                                                          ------       ------      -------      -------

Weighted average common and common
  equivalent shares outstanding                            9,941        9,504        9,931        9,496
                                                          ======       ======      =======      =======




* Fully diluted earnings per share is equal to primary earnings per share for all periods presented.